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                                                                    EXHIBIT 10.2

                                  AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT

         THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT is made as of October 9, 2001, by and among AVIDYN, Inc., a Delaware corporation (the "Company"), The Answer Partnership, Ltd., a Texas limited partnership (the "Partnership"), The Essential Endowment Trust (the "Trust") and J. Ward Hunt ("Mr. Hunt").

                                    RECITALS:

         WHEREAS, the parties entered into the Securities Purchase Agreement as of September 28, 2001 (the "Agreement").

         WHEREAS, the parties desire to amend the Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT. Section 1.3 of the Agreement shall be amended in its entirety to read as follows:

         "1.3 Closing. The closing of the sale of the TAP Shares and the Trust Shares (the "Closing") shall be held at a mutually acceptable time on October 15, 2001. At the Closing, the Partnership shall deliver to the Company the TAP Shares with appropriate stock powers and the Trust shall deliver to the Company the Trust Shares with appropriate stock powers. At the Closing, the Company shall pay the Partnership $385,056 by wire transfer or company check. At the Closing the Company shall pay the Trust $2,114,944 in cash by wire transfer or company check and issue a note in the form attached hereto as Exhibit A in the principal amount of $1,460,000. At the Closing and as a condition of the Closing, (i) Mr. J. Ward Hunt and the Company must consummate the proposed transaction wherein Mr. Hunt cancels his options to purchase 500,000 shares of AVIDYN Stock and the Company pays Mr. Hunt $5,000 in consideration thereof and
(ii) Mr. J. Ward Hunt's salary and benefit shall be decreased by the compensation committee of the Board of Directors of the Company to an amount equal to the President of the Company."

         2. BINDING EFFECT. The Agreement is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its original terms and provisions, except as specifically amended hereby.

         3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

         4. CONFLICT OF LAWS. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its conflicts of law provisions.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                         AVIDYN, INC.


                                         By:      /s/ Joseph A. Hensley
                                            ------------------------------------
                                            Joseph A. Hensley, President

                                         The Answer Partnership, Ltd


                                         By:      /s/ J. Ward Hunt
                                            ------------------------------------
                                            J. Ward Hunt, Managing Partner

                                         The Essential Endowment Trust


                                         By:      /s/ Hilre Lucille Hunt
                                            ------------------------------------
                                            Hilre Lucille Hunt, Trustee


                                                  /s/ J. Ward Hunt
                                         ---------------------------------------
                                         J. Ward Hunt




                                       2
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                                                                       EXHIBIT A

                                 PROMISSORY NOTE


Dallas, Texas                                                   October 15, 2001

AVIDYN, Inc. (the "Maker"), for value received, hereby promises to pay to the order of The Essential Endowment Trust (together with any successors or assigns, the ""Payee"), at the time and in the manner hereinafter provided, the principal sum of One Million Four Hundred Sixty Thousand Dollars ($1,460,000), together with interest computed thereon at the rate hereinafter provided. This Note shall be payable at any address in Dallas, County, Texas as the holder of this Note shall from time to time designate.

The outstanding principal amount of this Note shall bear interest from the date hereof until the due date at the lesser rate of (i) 3.79% per annum or (ii) the maximum rate allowed by law. The principal amount of this Note shall be due and payable on November 5, 2001, or on such later date as may be agreed to in writing by Payee. Interest on the outstanding principal amount of this Note shall be payable on November 5, 2001.

All sums of principal and interest past due under the terms of this Note shall bear interest at a per annum interest rate equal to the lesser of ten percent (10%) per annum or the maximum rate allowed by law from the due date thereof until paid.

In the event of default hereunder and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all expenses of collection, including, without limitation, reasonable attorneys' fees.

This Note shall be governed by and construed in accordance with the laws of the State of Texas.

All references to the Maker herein shall, and shall be deemed to, include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Maker shall be binding upon its successors and assigns, whether so expressed or not.

                                      MAKER

                                      AVIDYN, Inc.


                                      By:
                                         ---------------------------------------
                                         Joseph A. Hensley, President